                                                                  EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1, as amended, of our reports dated (i) February 27, 1998, relating to the financial statements of Consolidation Capital Corporation; (ii) February 19, 1998, relating to the combined financial statements of Service Management USA, Inc. and its affiliates; and
(iii) February 27, 1998 (except as to Note 1, which is as of June 26, 1998, relating to the supplemental consolidated financial statements of Consolidation Capital Corporation, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
July 6, 1998

                                                                  EXHIBIT 23.01
                                                                    (CONTINUED)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 17, 1998 relating to the financial statements of SKC Electric, Inc. and Affiliate and Lovecor, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri

July 2, 1998